Exhibit 16.1

March 18th, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Summit Networks Inc.

Dear Sir(s)

We have read the statements made by Summit Networks Inc. in Item 4.01 of the accompanying Form 8-K (Commission file number 333-199108), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Truly Yours

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.
(Chartered Accountants)

Islamabad, Pakistan